Registration No. 333-______
                                                      Filed January 30, 2007

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                             __________________
                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933


                   ALLIANCE BANCORP, INC. OF PENNSYLVANIA
____________________________________________________________________________
          (Exact Name of Registrant as specified in its Charter)


          United States                          (To be requested)
_____________________________________  _____________________________________
    (State of incorporation)            (IRS Employer Identification No.)


                             541 Lawrence Road
                       Broomall, Pennsylvania 19008
____________________________________________________________________________
        (Address of principal executive offices, including zip code)


                  ALLIANCE BANK PROFIT SHARING/401(k) PLAN
____________________________________________________________________________
                          (Full Title of the Plan)


                                                  With a copy to:
Dennis D. Cirucci                                 Kevin M. Houlihan, Esq.
President and Chief Executive Officer             Eric M. Marion, Esq.
Alliance Bancorp, Inc. of Pennsylvania            Elias, Matz, Tiernan &
541 Lawrence Road                                 Herrick L.L.P.
Broomall, Pennsylvania 19008                      734 15th Street, N.W
(610) 353-2900                                    Washington, D.C. 20005
                                                  (202) 347-0300
_________________________________________________________
(Name, Address and Telephone Number of Agent For Service)


                       CALCULATION OF REGISTRATION FEE
===============================================================================
                    |                |  Proposed   |  Proposed   |
                    |                |  Maximum    |  Maximum    |
                    |                |  Offering   |  Aggregate  |  Amount of
Title of Securities |  Amount to be  |  Price per  |  Offering   | Registration
 to be Registered   |  Registered(1) |    Share    |   Price     |     Fee
-------------------------------------------------------------------------------
Common Stock,       |                |             |             |
par value $0.01     |   240,000(2)   |  $4.64(2)   |  $1,113,600 |   $119.16
===============================================================================
______________
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Alliance Bank Profit Sharing/401(k) Plan (the "401(k) Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock, $0.01 par value per share ("Common Stock"), of Alliance Bancorp, Inc. of Pennsylvania (the "Company").

(2) The 240,000 shares of Common Stock represent an estimate of such presently undeterminable number of shares as may be purchased with employee contributions pursuant to the 401(k) Plan. In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminable amount of interests to be offered or sold pursuant to the 401(k) Plan. The Proposed Maximum Offering Price Per Share for shares to be issued under the 401(k) Plan is equal to the book value per share as of December 31, 2006, based upon an assumed 7,225,000 shares being outstanding as of that date and estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) promulgated under the Securities Act.

                          __________________________

     This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act and 17 C.F.R. Section 230.462.


                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

     The following documents filed or to be filed with the Commission is incorporated by reference in this Registration
Statement:

          (a) The Company's prospectus and prospectus supplement (collectively, the "Prospectus"), dated November 13, 2006, filed pursuant to Rule 424(b) under the Securities Act (File No. 333-136853) with the Commission on November 22, 2006;

          (b) The Company Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed with the Commission on December 19, 2006;

          (c) The description of the Common Stock of the Company contained in Item 1, "Description of Registrant's Securities to be Registered" in the Company's Registration Statement on Form 8-A as filed on December 7, 2006 (File No. 001-33189); and

          (d) All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities.

     Not applicable since the Company's Common Stock is registered under Section 12 of the Exchange Act.

Item 5.        Interests of Named Experts and Counsel.

     Not applicable.

Item 6.        Indemnification of Directors and Officers.

     Generally, federal regulations define areas for indemnity coverage for federal savings associations and federal subsidiary holding companies as follows:

     (a) Any person against whom an action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:

          (i) Any amount for which such person becomes liable under a judgment in such action; and

          (ii) Reasonable costs and expenses, including reasonable attorneys fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if the person attains a favorable judgment in such enforcement action.

     (b) Indemnification shall be made to such person under paragraph (b) of this section only if:

          (i) Final judgment on the merits is in his or her favor; or

          (ii) In case of:
               a.   Settlement,
               b.   Final judgement against him or her, or
               c. Final judgement in his or her favor, other than on the merits, if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

     (c)  As used in this paragraph:

          (i) "action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

          (ii) "court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

          (iii) "final judgment" means a judgment, decree, or order which is not appealable and as to which the period for appeal has expired with no appeal taken;

          (iv) "settlement" includes the entry of a judgment by consent or by confession or a plea of guilty or nolo contendere.

Item 7.        Exemption from Registration Claimed.

     Not applicable since no restricted securities will be reoffered or resold pursuant to this Registration Statement.

Item 8.        Exhibits

     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8 (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):


       No.      Exhibit                                Location
       _______  _____________________________________  _____________

       4        Common Stock Certificate               (1)

       23       Consent of Deloitte & Touche LLP       Filed herewith

       24       Power of attorney for any subsequent   --
                amendments (located in the signature
                pages)

       _____________________

       (1)  Incorporated by reference from the Company's
            Registration Statement on Form S-1 (Commission File No. 333-136853) filed with the Commission on August 23, 2006, as amended.

Item 9.        Undertakings.

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and
(ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomall, Commonwealth of Pennsylvania on January 30, 2007.

                         ALLIANCE BANCORP, INC. OF PENNSYLVANIA


                             /s/Dennis D. Cirucci
                         By: ______________________________________
                             Dennis D. Cirucci
                             President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Dennis D. Cirucci as his or her true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.


          Name                             Title                     Date
_____________________________   ____________________________   ________________



/s/Dennis D. Cirucci            President and Chief Executive  January 30, 2007
_____________________________   Officer (Principal Executive
Dennis D. Cirucci               Officer)



/s/Peter J. Meier               Executive Vice President and   January 30, 2007
_____________________________   Chief Financial Officer
Peter J. Meier                  (Principal Financial and
                                Accounting Officer)



/s/William E. Hecht             Chairman of the Board          January 30, 2007
_____________________________
William E. Hecht



/s/J. William Cotter, Jr.       Director                       January 30, 2007
_____________________________
J. William Cotter, Jr.




_____________________________   Director                       January __, 2007
John A. Raggi



/s/Philip K. Stonier
_____________________________   Director                       January 30, 2007
Philip K. Stonier




          Name                             Title                     Date
_____________________________   ____________________________   ________________




_____________________________   Director                       January __, 2007
James S. Carr



/s/G. Bradley Rainer
_____________________________   Director                       January 30, 2007
G. Bradley Rainer



/s/R. Cheston Woolard
_____________________________   Director                       January 30, 2007
R. Cheston Woolard




_____________________________   Director                       January __, 2007
Timothy E. Flatley



     The 401(k) Plan. Pursuant to the requirements of the Securities Act of 1933, the administrator of the employee benefit plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomall, Commonwealth of Pennsylvania, on January 30, 2007.

                         ALLIANCE BANK PROFIT SHARING/401(k) PLAN



                         By:  /s/Dennis D. Cirucci
                              _________________________________________
                              Dennis D. Cirucci, on behalf of
                              Alliance Bank as the Plan Administrator




                              EXHIBIT INDEX


      No.      Exhibit                                  Location
      _______  _______________________________________  _______________

      4        Common Stock Certificate                 (1)

      23       Consent of Deloitte & Touche LLP         Filed herewith

      24       Power of attorney for any subsequent     --
               amendments (located in the signature
               pages)
      _____________________

      (1)  Incorporated by reference from the Company's
           Registration Statement on Form S-1 (Commission File No. 333-136853) filed with the Commission on August 23, 2006, as amended.